SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 30, 2005

                          Glacier Water Services, Inc.
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                  1-11012                                 33-0493559
----------------------------------------  --------------------------------------
         (Commission File Number)            (IRS Employer Identification No.)

          1385 Park Center Drive
             Vista, California                         92081-8338
----------------------------------------  --------------------------------------
 (Address of Principal Executive Offices)              (Zip Code)

       Registrant's telephone number, including area code: (760) 560-1111

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 23, 2005, the Company was notified by the American Stock Exchange ("AMEX") that it was not in compliance with the AMEX continued listing standards, in that it had less than the required shareholders' equity and had losses from continuing operations and/or net losses, as set forth in Sections 1003(a)(i), 1003(a)(ii), and 1003(a)(iii) of the AMEX Company Guide (the "Company Guide") and had not met the AMEX continued listing standards of Section 1003(b)(i)(B) of the Company Guide, which requires that a Company maintain a total number of public shareholders of at least 300. The Company intends to respond that due to the inability to comply with the AMEX listing standards, the Company expects to submit an application with the Securities and Exchange Commission and the American Stock Exchange for the approval of the delisting of its Common Stock and Trust Preferred Securities from the American Stock Exchange. The Company intends, upon approval of the delisting, to take acts to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. The Company intends to facilitate the trading of its securities in the over-the-counter market through the "pink sheets" and to continue to communicate with its shareholders via quarterly earnings releases and audited annual financial statements. The Company has issued the press release attached hereto as Exhibit 99.1.

Exhibit 99.1   Press Release dated November 30, 2005



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GLACIER WATER SERVICES, INC.

Date:  November 30, 2005            By:  /s/ W. David Walters
                                       -----------------------------------------
                                         Senior Vice President,
                                         Chief Financial Officer and Secretary